Exhibit 99

Contact information: Investor Relations Bob Vold 651-325-4300

Gander Mountain Reports First Quarter Results

•                  Sales increase 13.0%

•                  Comparable store sales grow 1%

•                  Gross profit improved 190 basis points

ST. PAUL, Minn., May 22, 2007 — Gander Mountain Company (Nasdaq: GMTN), the nation’s largest retail network of stores for hunting, fishing, boating, camping, marine and outdoor lifestyle products and services, today reported results for the fiscal quarter ended May 5, 2007.

For the first quarter, sales increased 13.0 percent to $175.7 million and comparable store sales increased 1.0 percent versus the first quarter of the prior year.  Losses from operations were $18.9 million, or 10.7 percent of sales, versus $19.0 million, or 12.2 percent of sales for the comparable period. For the quarter, the company reported a net loss of $22.8 million, or $1.14 per diluted share, compared to a net loss of $23.0 million, or $1.61 per diluted share, in the first quarter of fiscal 2006.

“In the first quarter, we demonstrated progress by reducing losses in what historically has been our seasonally smallest period while operating a higher number of stores. Though the gains were small, this is the first time as a public company that Gander Mountain has improved operating performance in the first quarter versus the prior year,” said Mark Baker, president and CEO.  “We were pleased by the regional strength in our growing number of southern stores and by initial performance in our new offering of Tracker Marine Group boats at selected stores.  Both these trends are evidence of the operating momentum we are gaining from our merchandising initiatives and geographic diversification strategy.”

First Quarter 2007 Financial Highlights:

•              The company opened one replacement store during the first quarter, bringing the number of stores operated at the close of the first quarter to 105.  For all of fiscal 2007, the company plans to open a total of 13 stores, including three replacement stores, bringing total stores operated at year end to 115.

•              For the quarter, operating losses improved to $18.9 million with six incremental stores open year over year.

•              Gross profit increased 25.5 percent to $33.9 million for the quarter.  As a percent of sales, gross profit increased 190 basis points to 19.3 percent.

•              Store operating expenses were $40.6 million for the quarter. Included in store operating expenses was approximately $800,000 related to the company’s addition of the new Tracker Marine Group product line.  As a percent of sales, store operating expenses were flat for the quarter.

•              In the first quarter, general and administrative expense (G&A) was $11.5 million. As a percent of sales, G&A increased 50 basis points to 6.5 percent reflecting increased investment in technology and severance costs.

Conference Call Information

A conference call to discuss these results will be held today at 8:00 a.m. Central Time. The conference call will be Webcast from http://www.GanderMountain.com. To register for the event, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, an archived Webcast will be available shortly after the conclusion of the call, and remain available on http://www.GanderMountain.com for approximately 90 days. The transcript will be posted on the site as well.

About Gander Mountain Company

Gander Mountain Company (Nasdaq: GMTN), headquartered in Saint Paul, Minnesota, is the nation’s largest retail network of stores for hunting, fishing, boating, camping, marine and outdoor lifestyle products and services. Since 1960, the Gander Mountain brand has offered an expanding assortment of competitively priced outdoor equipment, technical apparel and footwear, as well as gunsmith, archery, boat, ATV and marine services. The stores feature national, regional and local brands as well as the company’s owned brands. Focused on a “We Live Outdoors®” culture, Gander Mountain dedicates itself to creating outdoor memories.  There are currently 106 conveniently located Gander Mountain outdoor lifestyle stores in 22 states.  For the nearest store location call 800-282-5993 or visit www.GanderMountain.com.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for fiscal 2006 and other required reports, as filed with the SEC, which are available at http://www.GanderMountain.com and at the SEC’s website at http://www.sec.gov.

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Gander Mountain Company

Statements of Operations - Unaudited

(In thousands, except per share data)

	13 Weeks Ended
	May 5,	April 29,
	2007	2006
Sales	$175,749	$155,581
Cost of goods sold	141,872	128,589
Gross profit	33,877	26,992
Operating expenses:
Store operating expenses	40,552	35,855
General and administrative expenses	11,450	9,353
Pre-opening expenses	730	765
Loss from operations	(18,855)	(18,981)
Interest expense, net	3,976	3,986
Loss before income taxes	(22,831)	(22,967)
Income tax provision	—	—
Net income (loss)	$(22,831)	$(22,967)

Basic and diluted loss per share	$(1.14)	$(1.61)

Weighted average common shares outstanding	20,089	14,285

Gander Mountain Company

Balance Sheets

(In thousands)

	May 5,	February 3,
	2007	2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$1,364	$1,342
Accounts receivable	15,583	10,337
Inventories	393,300	349,120
Prepaids and other current assets	11,577	10,681
Total current assets	421,824	371,480
Property and equipment, net	148,571	144,439
Other assets, net	5,680	5,698
Total assets	$576,075	$521,617

Liabilities and shareholders’ equity
Current liabilities:
Borrowings under credit facility	$223,605	$168,485
Accounts payable	85,535	62,868
Accrued and other current liabilities	45,085	48,032
Current maturities of long term debt	2,083	1,677
Total current liabilities	356,308	281,062

Long term debt	16,722	16,421
Other long term liabilities	27,197	27,343

Shareholders’ equity:
Preferred stock ($.01 par value, 5,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock ($.01 par value, 100,000,000 shares authorized; 20,185,140 and 20,027,788 shares issued and outstanding)	202	200
Additional paid-in-capital	254,294	252,408
Notes receivable from shareholders	(4,100)	(4,100)
Accumulated deficit	(74,548)	(51,717)
Total shareholders’ equity	175,848	196,791
Total liabilities and shareholders’ equity	$576,075	$521,617

Gander Mountain Company

Statements of Cash Flows - Unaudited

(In thousands)

	13 Weeks Ended
	May 5,	April 29,
	2007	2006
Operating activities
Net loss	$(22,831)	$(22,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,202	5,462
Stock-based compensation expense	386	301
Loss on disposal of assets	34	111
Change in operating assets and liabilities:
Accounts receivable	(5,246)	(4,846)
Inventories	(44,180)	(24,222)
Prepaid expenses and other assets	(1,069)	(3,341)
Accounts payable and other liabilities	19,573	27,720
Net cash used in operating activities	(47,131)	(21,782)

Investing activities
Purchase of property and equipment	(8,851)	(3,668)
Net cash used in investing activities	(8,851)	(3,668)

Financing activities
Borrowings under credit facility, net	55,120	25,619
Reductions in long term debt	(617)	(173)
Proceeds from exercise of stock options	1,501	—
Net cash provided by financing activities	56,004	25,446

Net increase / (decrease) in cash	22	(4)
Cash, beginning of period	1,342	1,580
Cash, end of period	$1,364	$1,576